Employment Agreement to be entered into by
and among
UNIVERSAL INFOTAINMENT SYSTEMS
CORPORATION
and
Mr. Nour Lawand

Page 1 of 10	Employment Agreement	Lawand, N.

EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of this 2nd day of May, 2008 (the “Agreement"), by and between Universal Infotainment Systems Corporation, a Nevada corporation ("Employer"), and Mr. Nour Lawand ("Employee").

WITNESSETH:

WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer as the Chief Operation Officer (COO) of the Universal Infotainment Systems Corporation.

WHEREAS, Employer recognizes the need of the knowledge, talents and assistance of Employee and desires to enter into this Agreement to secure the foregoing.

NOW, THEREFORE, in consideration of the promises herein contained, the parties covenant and agree as follows:

1. EMPLOYMENT, Employer agrees to employ Employee and Employee agrees to be employed by Employer and to perform work as determined by Employer, as COO on the terms and conditions set forth in this Agreement.

This Agreement shall be effective as of the date hereof (the "Effective Date").

2. COMPENSATION. Employer agrees to employ Employee at the base rate of compensation of $80,000 per year. Compensation is to be paid on the 15th and last day of each month.

In addition to the base compensation, Employer agrees to pay or provide Employee with the following:

An Execution Bonus of 580,000 not restricted vested common shares of Universal Infotainment Systems Corporation

A. BENEFITS. Employer shall provide Employee with other benefits as are set forth on Exhibit A attached hereto and incorporated herein by reference.

B. EXPENSES. Reimbursement for reasonable expenses actually incurred by Employee in the furtherance of Employer's business, including, but not limited to, telephone calls (including business related calls on Employee's cellular phone and business related long distance calls), entertainment, attendance at conferences, conventions and institutes, provided proper itemization of said expenses is furnished Employer by Employee. All such expenditures shall be subject to the reasonable control of Employer or as deemed by the board of Directors.

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C. MEDICAL and DISABILITY BENEFITS. Employee shall be entitled to participate in Employer's medical program, Employer-paid disability and other benefit programs as other executives of Employer are entitled to participate in, as is in place from time to time. If Employee desires to include any family members in the medical plan, Employee shall be responsible for all additional costs.

D. ADDITIONAL BENEFITS. Employee shall be entitled to participate in and receive such additional benefits as Employer shall from time to time make available to its executive employees including, without limitation, profit sharing, stock purchase, stock option and other incentive plans to be determined at a later date that will mutually agreeable between both parties.

3. DUTIES. Employee agrees to perform work as determined by Employer, subject to the direction of Employer and agrees to subject himself at all times during the Term (as hereinafter defined) to the direction and control of Employer in respect to the work to be performed. Employee shall devote his full business time and attention to the furtherance of Employer's best interests. In that regard, and as further consideration for this Agreement, Employee agrees to comply with, and abide by, such rules and directives of Employer as may be reasonably established from time to time, and recognizes the right of Employer, in its reasonable discretion, to change, modify or adopt new policies and practices affecting the employment relationship, not inconsistent with this Agreement, as deemed appropriate by Employer. During the term of Employee's employment, Employee will not undertake any new business ventures, partnerships consulting arrangements or other enterprise or business other than those on behalf of Employer, without Employer's prior written consent. Any and all project up to date shall be immediately assigned by employee to employer for a specified stock purchase plan as deemed by the Board of Directors and his/her independent consultants.

Employee's typical responsibilities include, but are not limited to, those set forth on Exhibit B attached hereto and incorporated by reference herein.

4. WORKING FACILITIES. Employee shall be furnished with office space, secretarial services, and such other facilities and services suitable to Employee's position and adequate for the performance of Employee's duties.

5. AGENCY. Employee shall have no authority to enter into any contracts binding upon Employer, except as authorized in writing, in advance, by Employer.

6. TERM OF EMPLOYMENT.

A. Employee's employment hereunder shall commence as of the Effective Date hereof and continue for a period of five (5) years thereafter (the "Term").

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B. Anything herein to the contrary notwithstanding, Employee's employment hereunder may be terminated at any time and for any reason by either party upon not less fifteen (15) days' prior written notice to the other party. It is understood and acknowledged that. Employer shall have the right to effectuate such termination at will, with or without Reasonable Cause (as hereinafter defined) or “Good Reason.” Any such termination shall be effective as the defined period herein.

C. "Reasonable Cause," as used herein, shall mean Employee's involvement in any action or inaction involving fraud resulting in a personal benefit in excess of any payments to which Employee is entitled hereunder, dishonesty, or material violation of Corporation policy and procedures. Employee shall vacate the offices of Employer on such effective date.

D. "Good Reason," as used herein, means the occurrence of any of the following events without Employee's consent:

1.	a material diminution in Employee's duties and responsibilities;
2.	a reduction in Employee's base salary;
3.	a forced relocation; or
4.	a Change of Control (as defined below) if Successor Employer (as defined in paragraph 21 below) fails to assume this Agreement in its entirety.

E. "Change of Control" means a sale outside the ordinary course of business of more than fifty percent (50%) of the assets of or equity interests in Employer to any person or entity.

7. COMPLIANCE WITH LAWS. Employee will comply with all federal and state laws, rules, and regulations relating to any of Employee's responsibilities and duties with Employer and will not violate any such laws, rules, and regulations.

8. COVENANT NOT TO COMPETE. Employee agrees to conform to the following concerning non-competition.

A. Employer undertakes to train Employee and to give Employee confidential information and knowledge about Employer's business policies, accounts procedures and methods. For the purposes of this Agreement, the term "confidential information" shall include but is not limited to any list of suppliers, customers, investors, stockholders, including their names, addresses, phone numbers, amount of investments and similar information. In addition, any operational information of Employer, including but not limited to information on Employer's methods of conducting business, profits and/or losses of Employer, marketing material and any information that would reasonably be considered proprietary or confidential in nature. Employer has established a valuable and extensive trade in its products and services, which business has been developed at a considerable expense to Employer. The nature of the business is such that the relationship of its customers with Employer must be maintained through the close personal contact of its employees.

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B. Employee desires to enter into or continue in the employ of Employer and by virtue of such employment by Employer, Employee will become familiar with the manner, methods, secrets and confidential information pertaining to such business. During the Term, Employee will continue to receive additional confidential information of the same kind. Through representatives of Employer, Employee will become personally acquainted with the business of Employer and its methods of operation.

C. In consideration of the employment or continued employment of Employee as herein provided, the training of Employee by Employer, and the disclosure by Employer to employee information described above, Employer requests and Employee makes the covenants hereinafter set forth. Employee understands and acknowledges that such covenants are required for the fair and reasonable protection of the business of Employer carried on in the area to which the covenants are applicable and that without the limited restrictions on Employee's activities imposed by the covenants, the business of Employer would suffer irreparable and immeasurable damage. The covenants on the part of Employee shall be construed as an agreement independent of any other provision of this Agreement, and existence of any claim or course of action whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants.

D. Employee agrees that during the term of Employee's employment and for the period of sixty (60) months immediately following the termination of employment (which said time period shall be increased by any time during which Employee is in violation of this Agreement) Employee will not, within the territories hereinafter defined, directly or indirectly, for Employee, or on behalf of others, as an individual on Employee's own account, or as an employee, agent, or representative for any other person, partnership, firm or corporation:

1.	Shall not divulge any business relationships or confidential information of the Company or Employer to any outside party or new employer.

2.	Shall not solicit the clients of the Company or Employer.

3.
For the purposes of this paragraph 8, the business of the Employer shall be limited to Navigational and Infotainment Systems for OEM’s -After market versions - Airline Infotainment Systems and Marine Navigation and Infotainments Systems, Fleet Management tracking and Surveillance Systems, Surveillance and any other related Systems for the use by Government and or Municipal/State Security-Police agencies, and Infotainment Systems in general. The wireless data transfer business, which means any business primarily involving the wireless transfer of data on behalf of third parties.

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E. The territory referred to in this paragraph 8 shall be any and all global regions in which the Employer is or has business interests/offices/servicing markets and that of the United States.

F. Each restrictive covenant is separate and distinct from any other covenant set forth in this paragraph. In the event of the invalidity of any covenant, the remaining obligation shall be deemed independent and divisible. The parties agree that the territory set forth is reasonable and necessary for the protection of Employer. In the event any term or condition is deemed to be too broad or unenforceable, said provision shall be deemed reduced in scope to the extent necessary to make said provision enforceable and binding.

G. The provisions of this paragraph 8 shall not apply if Employee's employment is terminated by Employer without Reasonable Cause or by Employee for Good Reason.

9. INDUCING an EMPLOYEE of EMPLOYER TO LEAVE. Any attempt on the part of Employee to induce others to leave Employer's employ or any efforts by Employee to interfere with Employer's relationship with other employees would be harmful and damaging to Employer. Employee expressly agrees that during the term of Employee's employment and for a period of sixty (60) months thereafter (provided said time period shall be increased by any time during which Employee is in violation of this Agreement), Employee will not in any way directly or indirectly:

A.	Induce or attempt to induce an employee to sever his or her employment with Employer;

B.	Interfere with or disrupt Employer's relationship with other employees; and

C.	Solicit, entice, take away, or employ any person employed with Employer, excluding people Employee brings to Employer.

10. CONFIDENTIAL INFORMATION. It is understood between the parties here that during the term of employment, Employee will be dealing with confidential information, as defined above, which is Employer's property, used in the course of its business. Employee will not disclose to anyone, directly or indirectly, any of such confidential information or use such information other than in the course of Employee's employment. All documents that Employee prepares, or confidential information that might be given to Employee in the course of employment, are the exclusive property of Employer and shall remain in Employer's possession on the premises. Under no circumstances shall any such information or documents be removed without Employer's written consent first being obtained.

11. RETURN OF EMPLOYER'S PROPERTY. On termination of employment, regardless of how termination is effected, or whenever requested by Employer, Employee shall immediately return to Employer all of Employer's property used by Employee rendering services hereunder or otherwise that is in Employee's possession or under Employee's control.

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12. VACATION. Employee shall be entitled to a vacation period of two (2) weeks per calendar year. No more than one week in one period at a time will be accepted. The vacation shall be taken by Employee at such time during the year and for such period as agreed to by a member of the Executive Committee of Employer and as not to interfere with the normal course of business. All vacations must be taken in the year earned. No vacations will be accrued.

13. REFERENCES. Employer agrees that, upon termination of this Agreement, it will, upon written request of Employee, furnish references to third parties, including prospective employers, regarding Employee. However, Employee acknowledges that it is Employer's policy to confirm employment only and not to release any additional information without a written release from Employee.

14. NOTICES. A FAXED Copy Signed and witnessed shall be deemed binding and in full force and effect. The original shall be sent via Certified Mail, UPS, or FED-EX:

If to Employer:	Universal Infotainment Systems Corporation
1771 West Diehl Road (Suite 330)
Naperville, Illinois 6060
Attention: Mr. Emanuel G Pavlopoulos
Chairman-Founder

If to Employee: Nour Lawand, Hand delivered.

Either party may change its address for the purpose of receiving notices, demands, and other communications by giving written notice to the other party of the change.

15. VOLUNTARY AGREEMENT. Employee represents that he has not been pressured, misled or induced to enter this Agreement based upon any representation by Employer not contained herein.

16. PROVISIONS TO SURVIVE. The parties hereto acknowledge that many of the terms and conditions of this Agreement are intended to survive the employment relationship. Therefore, any terms and conditions that are intended by the nature of the promises or representations to survive the termination of employment shall survive the term of employment regardless of whether such provision is expressly stated as so surviving.

17. MERGER. This Agreement represents the entire Agreement between the parties and shall not be subject to modification or amendment by any oral representation, or any written statement by either party, except for a dated written amendment to this Agreement signed by Employee and an authorized officer of Employer.

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18. VENUE and APPLICABLE LAW. This Agreement shall be enforced and construed in accordance with the laws of the State of Nevada, and venue to any action or arbitration under this Agreement shall be Clark County, NV.

19. SUBSIDIARIES AND AFFILIATED ENTITIES. Employee acknowledges and agrees that Employer has or may have various divisions and affiliated entities. In rendering services to Employer, Employee will have considerable contact with such divisions and affiliates. Therefore, Employee agrees that all provisions of paragraphs 7, 8, 9 and 10 shall apply to all such divisions and or affiliates.

20. PERSONNEL INFORMATION. Employee shall not divulge or discuss personnel information such as salaries, bonuses, commissions and benefits relating to Employee or other employees of Employer or any of its subsidiaries with any other person except the Executive Committee and the Board of Directors of Employer.

21. ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that this Agreement shall be assignable to any corporation or entity which purchases the assets of or succeeds to the business of Employer (a "Successor Employer").Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Employer
Universal Infotainment Systems Corporation

By:
Emanuel Pavlopoulos, Founder
Its: Chairman - Founder

Employee

Mr. Nour Lawand

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EXHIBIT A

Other Benefits

A.
Employer shall provide Employee with a car allowance equal to or greater than that as established by the federal government, which allowance shall be determined by the board of Directors at a later date and shall be reviewed annually.

B.	A Stock Option plan shall be put in place as determined by the Board of Directors. This shall be based on performance and productivity, and business ventures.

C.
Should the Employee be terminated or leave on his/her own accord that stock which was issued in that persons name (with exception of the initial 580,000 common stock issued initially) before a 2-year tenure this first offering will go back to the company at the rate applicable on the day of transfer. If terminated thereafter the 25th month all stock (excluding the 580,000 common vested stock issued initially) will have first right to purchase all offered stock back at the price obtained.

- End -

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EXHIBIT B

Employee's typical responsibilities shall include but not limited to:

1.	Supervising the development and expedition of the various contracts of UISC with the Distribution Channel in the European Union (EU) and the Middle East (ME).

2.	Works closely with the Regional Executive VP’s to assure that UISC quality control standards are followed regarding ordering/handling/advertising/marketing of the UNS product line.

3.
Working with the Regional VP’s to ensure that they successfully carry on all necessary presence and attendance of UISC and the UNS products, in all related trade shows in the European Union (EU) and the middle east (ME).

4.
Supervises the implementation of all contracts between UISC and the European Union/Middle East Distribution Channels, addressing all issues and expediting UISC policies through the Regional Exec VP’s with regards to UNS product line.

5.
Sets Sales Quotas and parameters as per UISC policy for all Regional VP’s with regards to the Distribution Channel performance. Further he verifies product Quality assurance and practices of the Distribution Channel in the European Region and the Middle East.

6.	Reports to the CEO

Other duties and or assignments may be added and or altered from time to time based on the decision of the UISC Board of Directors

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